Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SEMLER SCIENTIFIC, INC.”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF OCTOBER,

A.D. 2023, AT 2:19 O`CLOCK P.M.

5404039 8100Authentication: 204414749

SR# 20233771415Date: 10-19-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

DocuSign Envelope ID: 384E2AC2-C14B-4E1E-BA72-E2FF78B46986

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SEMLER SCIENTIFIC, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Semler Scientific, Inc. (the "Corporation''), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

ONE:This Certificate of Amendment (the "Certificate of Amendment'') amends the provisions of the Corporation's Amended and Restated Certificate of lncorporation, as amended (the "Certificate of lncorporation").

TWO:The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THREE: That Article IX of the Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

"ARTICLE IX

A.Directors. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law of the State of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

B.Officers. To the fullest extent permitted by law, an Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an Officer. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law of the State of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of an Officer of the Corporation existing at the time of, or increase the liability of any Officer of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification. For purposes of this Article Ninth, "Officer" shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b)."

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 19th day of October, 2023.

State of Delaware Secretary of State Division of Corporations

Delivered 02:19P.M1011912023 FILED 02:19 PM10/19/2023

SR 20233771415 - FileNumber

5404039